EXHIBIT 10.4


                            CERTIFICATE OF AMENDMENT
                                       TO
                                 1990 STOCK PLAN

         The undersigned, Secretary of Insignia Systems, Inc., hereby certifies that the following resolution was adopted by the Board of Directors on January 27, 2003, and remains in full force and effect:

                  RESOLVED, that for the purpose of allowing all holders of the Company's stock options to pay the exercise price with previously-owned shares, Section 5(d) of the 1990 Stock Option Plan entitled "Stock Options - Method of Exercise" is hereby amended as follows (with the new language in italics):

                  (d) Method of Exercise. Stock Options may be exercised in whole or in part at any time during the option period by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price, either by certified or bank check, or by any other form of legal consideration deemed sufficient by the Committee and consistent with the Plan's purpose and applicable law, including promissory notes or a properly executed exercise notice together with irrevocable instructions to a broker acceptable to the Company to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price. PAYMENT IN FULL OR IN PART FOR THE EXERCISE OF A STOCK OPTION MAY ALSO BE MADE IN THE FORM OF UNRESTRICTED STOCK ALREADY OWNED BY THE OPTIONEE (BASED ON THE MARKET PRICE OF THE STOCK ON THE DATE THE OPTION IS EXERCISED). If the terms of an option so permit, an optionee may elect to pay all or part of the option exercise price by having the Company withhold from the shares of Stock that would otherwise be issued upon exercise that number of shares of Stock having a Fair Market Value equal to the aggregate option exercise price for the shares with respect to which such election is made. No shares of Stock shall be issued until full payment therefor has been made. An optionee shall generally have the rights to dividends and other rights of a shareholder with respect to shares subject to the option when the optionee has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in paragraph (a) of Section 10.

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 4th day of March, 2003.


                                            /s/ John R. Whisnant
                                            ------------------------------------
                                            John R. Whisnant, Secretary